Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Reports 2021 Fiscal Fourth Quarter and Year End Results

Q4 and FY21 Revenue and EPS Significantly Ahead of Guidance
Integration of Kemp On Target as Acquisition Drives Projected Fiscal 2022 Revenue Growth

BEDFORD, Mass, January 18, 2022 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact applications, today announced financial results for its fiscal fourth quarter and fiscal year ended November 30, 2021.

Fourth Quarter 2021 Highlights:

•Revenue of $140.1 million increased 14% year-over-year on an actual currency basis and 15% year-over-year on a constant currency basis.
•Non-GAAP revenue of $143.7 million increased 11% on both an actual currency basis and a constant currency basis.
•Annualized Recurring Revenue ("ARR") of $486 million increased 12% year-over-year on a constant currency basis.
•Operating margin was 15% and Non-GAAP operating margin was 36%.
•Diluted earnings per share was $0.33 compared to $0.39 in the same quarter last year, a decrease of 15%.
•Non-GAAP diluted earnings per share was $0.92 compared to $0.91 in the same quarter last year, an increase of 1%.

“We're very pleased with our performance throughout 2021, and especially our Q4 results that significantly beat our guidance for revenue and earnings” said Yogesh Gupta, CEO at Progress. “We're also thrilled with the customer response and rapid integration pace of Kemp, whose acquisition we completed in November. As a leader in the Application Experience ("AX") space, Kemp fits our total growth strategy perfectly, and the acquisition will enable us to drive significant value to our shareholders while bringing a very talented team to Progress that will contribute to our future success.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2021	November 30, 2020	% Change	November 30, 2021	November 30, 2020	% Change
Revenue	$140,128	$122,385	14%	$143,725	$129,063	11%
Income from operations	$20,358	$18,514	10%	$51,627	$48,081	7%
Operating margin	15%	15%	—	36%	37%	(100) bps
Net income	$14,926	$17,661	(15)%	$41,292	$41,118	—%
Diluted earnings per share	$0.33	$0.39	(15)%	$0.92	$0.91	1%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$43,928	$42,762	3%	$42,447	$40,656	4%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal fourth quarter 2021 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $157.4 million at the end of the quarter.
•DSO was 60 days compared to 54 days in the fiscal fourth quarter of 2020 and 54 days in the fiscal third quarter of 2021.
•On January 10, 2022, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on March 15, 2022 to shareholders of record as of the close of business on March 1, 2022.
•On November 1, 2021, the company completed the acquisition of Kemp Technologies, Inc., a leader in the Application Experience space.

“Q4 results were outstanding across every metric and we're very pleased with such a strong close to our fiscal 2021” said Anthony Folger, CFO at Progress. “As we begin to realize synergies from the acquisition of Kemp, we are very well positioned to deliver strong financial results in 2022 and beyond. We exit 2021 having grown our ARR by 12%, while at the same time, achieving Non-GAAP operating margins of over 40% for the second year in a row.”

Full Year Results

	Fiscal Year Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	November 30, 2021	November 30, 2020	% Change	November 30, 2021	November 30, 2020	% Change
Revenue	$531,313	$442,150	20%	$557,304	$456,212	22%
Income from operations	$116,102	$107,728	8%	$229,159	$182,761	25%
Operating margin	22%	24%	(200) bps	41%	40%	100 bps
Net income	$78,420	$79,722	(2)%	$172,886	$140,082	23%
Diluted earnings per share	$1.76	$1.76	—%	$3.87	$3.09	25%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$178,530	$144,847	23%	$179,395	$142,453	26%

2022 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2022 and the fiscal first quarter ending February 28, 2022, together with actual results for the same periods in the fiscal year ending November 30, 2021:

	FY 2022 Guidance		FY 2021 Actual
(In millions, except percentages and per share amounts)	FY 2022 GAAP	FY 2022 Non-GAAP	FY 2021 GAAP	FY 2021 Non-GAAP
Revenue	$597 - $607	$605 - $615	$531	$557
Diluted earnings per share	$1.93 - $2.03	$3.95 - $4.05	$1.76	$3.87
Operating margin	21%	39%	22%	41%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$188 - $193	$185 - $190	$179	$179
Effective tax rate	20 -21%	20 -21%	18%	20%

	Q1 2022 Guidance		Q1 2021 Actual
(In millions, except per share amounts)	Q1 2022 GAAP	Q1 2022 Non-GAAP	Q1 2021 GAAP	Q1 2021 Non-GAAP
Revenue	$136 - $139	$139 - $142	$121	$132
Diluted earnings per share	$0.32 - $0.34	$0.83 - $0.85	$0.42	$0.95

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2022 business outlook compared to 2021 exchange rates is approximately $7.5 million on GAAP and non-GAAP revenue, and approximately $0.03 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q1 2022 business outlook compared to 2021 exchange rates on GAAP and non-GAAP revenue is approximately $2.5 million. The expected negative currency translation impact on GAAP and non-GAAP diluted earnings per share for fiscal Q1 2022 is approximately $0.01. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal fourth quarter of 2021 at 5:00 p.m. ET on Tuesday, January 18, 2022. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 800-773-2954 or +1 847-413-3731, pass code 50242105. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Kemp acquisition could negatively impact our future results of operations and financial condition; and (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition.

For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2021, May 31, 2021 and August 31, 2021. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact applications. Our comprehensive product stack is designed to make technology teams more productive and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000 enterprise customers, and three million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2021	November 30, 2020	% Change	November 30, 2021	November 30, 2020	% Change
Revenue:
Software licenses	$41,236	$37,443	10%	$156,590	$115,249	36%
Maintenance and services	98,892	84,942	16%	374,723	326,901	15%
Total revenue	140,128	122,385	14%	531,313	442,150	20%
Costs of revenue:
Cost of software licenses	1,508	1,171	29%	5,271	4,473	18%
Cost of maintenance and services	15,355	14,137	9%	58,242	49,744	17%
Amortization of acquired intangibles	4,217	2,923	44%	14,936	7,897	89%
Total costs of revenue	21,080	18,231	16%	78,449	62,114	26%
Gross profit	119,048	104,154	14%	452,864	380,036	19%
Operating expenses:
Sales and marketing	37,422	32,013	17%	125,890	100,113	26%
Product development	26,759	24,482	9%	103,338	88,599	17%
General and administrative	18,793	15,302	23%	65,128	54,004	21%
Amortization of acquired intangibles	9,160	7,565	21%	31,996	20,049	60%
Restructuring expenses	5,175	4,080	27%	6,308	5,906	7%
Acquisition-related expenses	1,381	2,198	(37)%	4,102	3,637	13%
Total operating expenses	98,690	85,640	15%	336,762	272,308	24%
Income from operations	20,358	18,514	10%	116,102	107,728	8%
Other expense, net	(6,159)	(1,887)	(226)%	(20,568)	(11,093)	(85)%
Income before income taxes	14,199	16,627	(15)%	95,534	96,635	(1)%
(Benefit) provision for income taxes	(727)	(1,034)	(30)%	17,114	16,913	1%
Net income	$14,926	$17,661	(15)%	$78,420	$79,722	(2)%

Earnings per share:
Basic	$0.34	$0.39	(13)%	$1.79	$1.78	1%
Diluted	$0.33	$0.39	(15)%	$1.76	$1.76	—%
Weighted average shares outstanding:
Basic	43,974	44,723	(2)%	43,916	44,886	(2)%
Diluted	44,853	45,140	(1)%	44,620	45,321	(2)%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.700	$0.670	4%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$327	$357	(8)%	$1,561	$1,336	17%
Sales and marketing	1,376	1,267	9%	6,055	4,462	36%
Product development	1,925	1,768	9%	8,104	7,286	11%
General and administrative	4,111	2,731	51%	14,004	10,398	35%
Total	$7,739	$6,123	26%	$29,724	$23,482	27%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	November 30, 2021	November 30, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$157,373	$105,995
Accounts receivable, net	99,815	84,040
Unbilled receivables and contract assets	25,816	24,917
Other current assets	39,549	23,983
Assets held for sale	15,255	—
Total current assets	337,808	238,935
Property and equipment, net	14,345	29,817
Goodwill and intangible assets, net	958,337	704,473
Right-of-use lease assets	25,253	30,635
Long-term unbilled receivables and contract assets	17,464	17,133
Other assets	10,330	20,789
Total assets	$1,363,537	$1,041,782
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$84,215	$70,899
Current portion of long-term debt, net	25,767	18,242
Short-term operating lease liabilities	7,926	7,015
Short-term deferred revenue	205,021	166,387
Total current liabilities	322,929	262,543
Long-term debt, net	239,992	364,260
Long-term operating lease liabilities	23,130	26,966
Long-term deferred revenue	47,359	26,908
Convertible senior notes, net	294,535	—
Other long-term liabilities	23,103	15,092
Shareholders' equity:
Common stock and additional paid-in capital	354,676	306,244
Retained earnings	57,813	39,769
Total shareholders' equity	412,489	346,013
Total liabilities and shareholders' equity	$1,363,537	$1,041,782

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Cash flows from operating activities:
Net income	$14,926	$17,661	$78,420	$79,722
Depreciation and amortization	18,105	12,044	61,179	34,765
Stock-based compensation	7,739	6,123	29,724	23,482
Other non-cash adjustments	5,631	(2,024)	9,763	6,287
Changes in operating assets and liabilities	(2,473)	8,958	(556)	591
Net cash flows from operating activities	43,928	42,762	178,530	144,847
Capital expenditures	(1,913)	(3,098)	(4,654)	(6,517)
Issuances of common stock, net of repurchases	5,786	(37,927)	(19,967)	(48,901)
Dividend payments to shareholders	(8,189)	(7,542)	(31,561)	(29,900)
Payments for acquisitions, net of cash acquired	(253,961)	(213,057)	(253,961)	(213,057)
Proceeds from the issuance of debt, net of payment of issuance costs	—	98,500	—	98,500
Payments of principal on long-term debt	(5,644)	(3,763)	(117,313)	(11,288)
Proceeds from issuance of Notes, net of issuance costs	—	—	349,196	—
Purchase of capped calls	—	—	(43,056)	—
Proceeds from sale of long-lived assets, net	—	889	—	889
Other	(6,311)	(888)	(5,836)	(2,263)
Net change in cash, cash equivalents and short-term investments	(226,304)	(124,124)	51,378	(67,690)
Cash, cash equivalents and short-term investments, beginning of period	383,677	230,119	105,995	173,685
Cash, cash equivalents and short-term investments, end of period	$157,373	$105,995	$157,373	$105,995

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	November 30, 2021		November 30, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$140,128		$122,385
Acquisition-related revenue(1)	3,597		6,678
Non-GAAP revenue	$143,725	100%	$129,063	100%	11%

Adjusted income from operations:
GAAP income from operations	$20,358	15%	$18,514	15%
Amortization of acquired intangibles	13,377	9%	10,488	8%
Stock-based compensation	7,739	5%	6,123	4%
Restructuring expenses and other	5,175	4%	4,080	3%
Acquisition-related revenue(1) and expenses	4,978	3%	8,876	7%
Non-GAAP income from operations	$51,627	36%	$48,081	37%	7%

Adjusted net income:
GAAP net income	$14,926	11%	$17,661	14%
Amortization of acquired intangibles	13,377	9%	10,488	8%
Stock-based compensation	7,739	5%	6,123	5%
Restructuring expenses and other	5,175	4%	4,080	3%
Acquisition-related revenue(1) and expenses	4,978	3%	8,876	7%
Amortization of discount on Notes	2,861	2%	—	—%
Provision for income taxes	(7,764)	(5)%	(6,110)	(5)%
Non-GAAP net income	$41,292	29%	$41,118	32%	—%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.33		$0.39
Amortization of acquired intangibles	0.30		0.23
Stock-based compensation	0.17		0.14
Restructuring expenses and other	0.12		0.09
Acquisition-related revenue(1) and expenses	0.11		0.20
Amortization for discount on Notes	0.06		—
Provision for income taxes	(0.17)		(0.14)
Non-GAAP diluted earnings per share	$0.92		$0.91		1%

Non-GAAP weighted avg shares outstanding - diluted	44,853		45,140		(1)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR
(Unaudited)

	Fiscal Year Ended				% Change
(In thousands, except per share data)	November 30, 2021		November 30, 2020		Non-GAAP
Adjusted revenue:
GAAP revenue	$531,313		$442,150
Acquisition-related revenue(1)	25,991		14,062
Non-GAAP revenue	$557,304	100%	$456,212	100%	22%

Adjusted income from operations:
GAAP income from operations	$116,102	22%	$107,728	24%
Amortization of acquired intangibles	46,932	8%	27,946	6%
Stock-based compensation	29,724	5%	23,482	5%
Restructuring expenses and other	6,308	1%	5,906	1%
Acquisition-related revenue(1) and expenses	30,093	5%	17,699	4%
Non-GAAP income from operations	$229,159	41%	$182,761	40%	25%

Adjusted net income:
GAAP net income	$78,420	15%	$79,722	18%
Amortization of acquired intangibles	46,932	8%	27,946	6%
Stock-based compensation	29,724	6%	23,482	5%
Restructuring expenses and other	6,308	1%	5,906	1%
Acquisition-related revenue(1) and expenses	30,093	5%	17,699	4%
Amortization of discount on Notes	7,209	1%	—	—%
Provision for income taxes	(25,800)	(5)%	(14,673)	(3)%
Non-GAAP net income	$172,886	31%	$140,082	31%	23%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.76		$1.76
Amortization of acquired intangibles	1.05		0.62
Stock-based compensation	0.67		0.51
Restructuring expenses and other	0.14		0.13
Acquisition-related revenue(1) and expenses	0.67		0.39
Amortization of discount on Notes	0.16		—
Provision for income taxes	(0.58)		(0.32)
Non-GAAP diluted earnings per share	$3.87		$3.09		25%

Non-GAAP weighted avg shares outstanding - diluted	44,620		45,321		(2)%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q4 2021	Q4 2020	% Change
Cash flows from operations	$43,928	$42,762	3%
Purchases of property and equipment	(1,913)	(3,098)	(38)%
Free cash flow	42,015	39,664	6%
Add back: restructuring payments	432	992	(56)%
Adjusted free cash flow	$42,447	$40,656	4%

Year to Date Adjusted Free Cash Flow

(In thousands)	FY 2021	FY 2020	% Change
Cash flows from operations	$178,530	$144,847	23%
Purchases of property and equipment	(4,654)	(6,517)	(29)%
Free cash flow	173,876	138,330	26%
Add back: restructuring payments	5,519	4,123	34%
Adjusted free cash flow	$179,395	$142,453	26%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2021	November 30, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$531.3	$596.5	12%	$606.5	14%
Acquisition-related adjustments - revenue(1)	26.0	8.5	(67)%	8.5	(67)%
Non-GAAP revenue	$557.3	$605.0	9%	$615.0	10%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Fiscal Year 2022 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
GAAP income from operations	$125.0	$130.0
GAAP operating margin	21%	21%
Acquisition-related revenue	8.5	8.5
Restructuring expense	1.2	1.2
Stock-based compensation	33.0	33.0
Acquisition-related expenses	0.8	0.8
Amortization of intangibles	69.3	69.3
Total adjustments	112.8	112.8
Non-GAAP income from operations	$237.8	$242.8
Non-GAAP operating margin	39%	39%

Fiscal Year 2022 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2022
(In millions, except per share data)	Low	High
GAAP net income	$86.1	$90.6
Adjustments (from previous table)	112.8	112.8
Income tax adjustment(2)	(22.5)	(22.5)
Non-GAAP net income	$176.4	$180.9

GAAP diluted earnings per share	$1.93	$2.03
Non-GAAP diluted earnings per share	$3.95	$4.05

Diluted weighted average shares outstanding	44.7	44.7

(2)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and 20% for High, calculated as follows:
Non-GAAP income from operations	$237.8	$242.8
Other (expense) income	(15.7)	(15.7)
Non-GAAP income from continuing operations before income taxes	222.1	227.1
Non-GAAP net income	176.4	180.9
Tax provision	$45.7	$46.2
Non-GAAP tax rate	21%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
Cash flows from operations (GAAP)	$188	$193
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$185	$190

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2022 GUIDANCE
(Unaudited)

Q1 2022 Revenue Guidance
	Three Months Ended	Three Months Ending
	February 28, 2021	February 28, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$121.3	$136.4	12%	$139.4	15%
Acquisition-related adjustments - revenue(1)	10.5	2.6	(75)%	2.6	(75)%
Non-GAAP revenue	$131.8	$139.0	5%	$142.0	8%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Q1 2022 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2022
	Low	High
GAAP diluted earnings per share	$0.32	$0.34
Acquisition-related revenue	0.06	0.06
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.17	0.17
Amortization of intangibles	0.38	0.38
Restructuring expense	0.02	0.02
Total adjustments	0.64	0.64
Income tax adjustment	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$0.83	$0.85